Exhibit 10.1
NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of January 27, 2010, is entered into by and between Helix Wind, Corp., a Nevada corporation (the “Company”), with its principal executive office at 1848 Commercial Street, San Diego, CA 92113, and St. George Investments, LLC, an Illinois limited liability company, its successors or assigns (the “Investor”), with its principal executive office at 303 East Wacker Drive, Suite 311, Chicago, Illinois 60601.  Each of the Company and the Investor are referred to herein individually as a “Party” and collectively as the “Parties.”

A.           The Company has duly authorized the sale and issuance to the Investor of a convertible secured promissory note in the principal amount of Seven Hundred Eighty Thousand and 00/100 Dollars ($780,000.00) in the form attached hereto as Exhibit A (the “Note”) and a warrant to purchase 300,000 shares of the Company’s common stock (the “Common Stock”) in the form attached hereto as Exhibit B (the “Warrant,” and together with the Note, the “Securities”).

B.           On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, the Securities.

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      The Securities and the Closings.

(a)      Issuance of Securities.  At the Initial Closing (as defined below), the Company agrees to issue and sell to the Investor, and, subject to all of the terms and conditions hereof, the Investor agrees to purchase, the Securities.

(b)      Closing; Delivery.  The sale and purchase of the Securities shall take place in two closings, an Initial Closing (defined below), to be held at such time as the Company and the Investor may determine, and a Second Closing (defined below) as provided below (each, a “Closing” and together the “Closings”).  Each of the Closings is to be held at the offices of the Investor.  The “Initial Closing Date” shall signify the date on which the Initial Closing is completed and the “Second Closing Date” shall signify the date on which the Second Closing is completed (each a “Closing Date” and together the “Closing Dates”).

(c)      At the “Initial Closing”, the Parties, and other parties to the Transaction Documents (as defined below) (the “Other Parties”), will take the following steps in the following order:

(i)      the Parties and the Other Parties, as applicable, shall sign and deliver to each other copies of the Transaction Documents including, without limiting the foregoing, the Assignments of Shares in Exhibit A of the Stock Purchase Agreement, via email;

(ii)      the Pledgor (as defined in the Pledge Agreement (defined below)) shall send via overnight courier the Pledged Shares (as defined and set forth in the Pledge Agreement) to the Investor at the Investor’s address provided below;

(iii)      the Investor shall deposit (a) Five Hundred Eighty-Five Thousand and 00/100 Dollars ($585,000.00) (the “Note and Warrant Purchase Price”), and (b) Five Hundred and 00/100 Dollars ($500.00) (the “Stock Purchase Price”), into the attorney trust account (the “Trust Account”) at Bennett Tueller Johnson & Deere, P.C. (the “Investor’s Counsel”) (the Note and Warrant Purchase Price together with the Stock Purchase Price, the “Trust Deposit”), whereupon the Investor’s Counsel shall notify the Company via email at ian@helixwind.com that the Note and Warrant Purchase Price and the Stock Purchase Price has been received into the Trust Account;

(iv)     the Seller (as defined in the Stock Purchase Agreement) shall transmit via Depository Trust Company (“DTC”) 50,000 shares of Common Stock (the “First Shares”) to the following brokerage account (the “Brokerage Account”) belonging to the Investor:

Ridge / Blue Trading, LLC
433 Hackensack Ave. Level L
Hackensack NJ 07601

DTC:  0158
Account:  72100236
Account Name:  St. George Investments, LLC

whereupon, the Investor shall notify the Company via email at ian@helixwind.com and the Seller via email at myron@bluewater.ky that the First Shares have been received into the Brokerage Account;

(v)      so long as all of the closing conditions in the Transaction Documents are satisfied, the Investor shall direct the Investor’s Counsel to deliver and send (a) Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the “Initial Closing Tranche”) to the Company via wire transfer to the following account belonging to the Company (the “Company Account”):

Wells Fargo Bank, N.A.
La Jolla, California
ABA Routing No.:                 121000248
Swift No.:                                 WFBIUS6S
Account No.:                          9763454080
Account Name:                      Helix Wind, Corp.,

and (b) one half (1/2) of the Stock Purchase Price to the Seller to an account designated by the Seller in writing; and

(vi)      The Investor’s Counsel shall hold the Second Closing Tranche (as defined below) in the Trust Account awaiting further instructions from the Investor.

(d)      Failure of the Initial Closing. In the event the Initial Closing does not occur for whatever reason, then the following shall occur:

(i)       the Investor shall immediately return the Pledged Shares to the Pledgor;

(ii)      the Investor’s Counsel shall immediately return the Trust Deposit to the Investor; and

(iii)     the Investor shall immediately return the First Shares to the Seller.

(e)      At the “Second Closing”, which shall occur, if at all, no sooner than thirty (30) days but no later than thirty five (35) days from the Initial Closing Date, the Parties, and the Other Parties, will take the following steps in the following order:

(i)       the Company shall send written notice to the Investor and the Seller that the Company is ready to complete the Second Closing;

(ii)      the Seller shall transmit via DTC 50,000 shares of Common Stock (the “Second Shares”) to the Brokerage Account, whereupon the Investor shall notify the Company via email at ian@helixwind.com and the Seller via email at myron@bluewater.ky that the Second Shares have been received into the Brokerage Account; and

(iii)     so long as (a) all of the closing conditions in the Transaction Documents are satisfied, and (b) neither a Trigger Event (as defined in the Note) nor an Event of Default (as defined in the Note) has occurred, in the reasonable discretion of the Investor, the Investor shall direct its counsel to send (y) One Hundred Eighty-Five Thousand and 00/100 Dollars ($185,000.00) (the “Second Closing Tranche”) to the Company via wire transfer to the Company Account, and (z) one half (1/2) of the Stock Purchase Price to the Seller.  For the avoidance of doubt, if a Trigger Event or an Event of Default has occurred, or if any closing condition including, without limitation, the receipt of the Second Shares as set forth above, is not satisfied, then the Investor shall have no obligation to complete the Second Closing.

(f)      Failure of the Second Closing.  In the event the Second Closing does not occur for whatever reason, then the following shall occur:

(i)       the Investor’s Counsel shall return the Second Closing Tranche to the Investor;

(ii)      the Outstanding Amount (as defined in the Note) of the Note shall be automatically, and without any further action, reduced by the amount of the Second Closing Tranche; and

(iii)     The Warrant Shares (as defined in the Warrant) shall be reduced to 200,000.

(g)      Use of Proceeds.  The Company shall use the proceeds from the sale of the Securities for working capital and general corporate purposes.

2.      Representations and Warranties of the Company. The Company represents and warrants to the Investor as of each Closing Date that:

(a)      Due Organization, Qualification, etc. Each of the Company and its subsidiaries (i) is duly organized, validly existing and in good standing under the laws of its state of formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement the term “Material Adverse Effect” means a change, event or occurrence that individually, or together with any other change, event or occurrence, has or would reasonably be expected to have a material adverse impact on the financial position, business results, operations or prospects of the Company, taken as a whole.

(b)      Authority. The execution, delivery and performance by the Company of each Transaction Document (as defined below), and the consummation of the transactions contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c)      Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)      Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate its articles of incorporation or bylaws or other organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company  or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)      Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity (including, without limitation, the shareholders of any person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

(f)      No Violation or Default. Neither the Company nor any of the Company’s subsidiaries is in violation of or in default with respect to (i) its articles of incorporation  or bylaws or other organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such entity; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such entity is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(g)      Litigation. Other than as disclosed in the SEC Documents (defined below), no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened against the Company or the Company’s subsidiaries at law or in equity in any court or before any other governmental authority which if adversely determined (i) would (alone or in the aggregate) result in a material liability or have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(h)      Title. The Company and the Company’s subsidiaries own and have good and marketable title in fee simple absolute to, or a valid leasehold interest in, all their respective real properties and good title to their other respective assets and properties, subject to no liens except as have been disclosed to the Investor.

(i)      Intellectual Property.

(i)      Ownership.  The Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights (“Intellectual Property”) necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect.  Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, all of which have been made available for review by the Investor, there are no outstanding options, licenses or agreements relating to the Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity.  The Company has not received any written communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor.  The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the present conduct of its business other than in the ordinary course of its business.  There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property, other than in the ordinary course of its business.

(ii)      No Breach by Employees.  The Company is not aware that any of its employees is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted.  Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employee is now obligated.  The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company of which it is aware.

(j)      Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates delivered by the Company to the Investor pursuant to the Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)     SEC Documents; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed prior to the date hereof or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has made available through the SEC’s website at http://www.sec.gov., true and complete copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(l)      No Commissions.  Except as set forth in Schedule 2(l), the Company has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions or similar compensation in connection with the transactions contemplated by the Transaction Documents.  Any such compensation shall be given, if at all, only in accordance with applicable law.

(m)   Authorized Shares.  The Company has, as of each Closing Date, and shall at all times until full repayment of the Note maintain, sufficient authorized but unissued shares of Common Stock to meet its obligations, as they may arise from time to time, under the Note and the Warrant.  The Company’s failure to fulfill this covenant shall be deemed, without limiting other remedies, an immediate Event of Default under the Note.

(n)    Listing Approval.  The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has not, in the twelve (12) months preceding the date hereof, received notice from any primary trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such primary trading market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(o)     No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

3.      Representations, Warranties and Covenants of the Investor. The Investor represents and warrants to the Company as of each Closing Date as follows:

(a)      Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)      Access to Information. The Investor acknowledges that the Company has offered the Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Investor, and has furnished the Investor with all documents and other information required for the Investor to make an informed decision with respect to the purchase of the Securities.

(c)      Short Sales. The Investor covenants that, so long as the Note is outstanding and not in default, neither it nor any of its affiliates shall at any time engage in any short sales of, or sell put options or similar instruments with respect to, the Company’s Common Stock.

(d)      Confession. The Investor agrees it will not file the Confession (defined below) unless and until an Event of Default under the Note has occurred; provided, however, that upon such an Event of Default, the Investor shall be entitled to immediately file such Confession in ex parte fashion.

4.      Conditions to Closing of the Investor.

(a)      Generally.  The Investor’s obligations at the Closings are subject to the fulfillment, on or prior to each Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

(i)       Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(ii)      Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained (a) all governmental approvals required in connection with the lawful sale and issuance of the Securities, and (b) all third party approvals required to be obtained by the Company in connection with the execution and delivery of the Transaction Documents by the Company or the performance of the Company’s obligations thereunder.

(iii)     Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Securities shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(iv)     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

(v)      Opinion Letter. The Company shall cause its legal counsel to deliver a written opinion letter (the “Opinion Letter”), addressed and acceptable to the Investor and the Company’s transfer agent in their sole and individual discretions, indicating that the Pledged Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements.

(vi)     Transaction Documents.  The Company shall deliver, or cause to be delivered, the following documents, which shall have been executed by all of the parties thereto (collectively, the “Transaction Documents”):

   (1)           This Agreement;

   (2)           The Note;

   (3)           The Warrant;

   (4)           Action by Written Consent of the Board of Directors In Lieu of Meeting substantially in the form attached hereto as Exhibit C (the “Board Action”);

   (5)           A Consent to Entry of Judgment by Confession substantially in the form attached hereto as Exhibit D (the “Confession”);

   (6)           An Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit E (the “Transfer Agent Instructions”);

   (7)           A Stock Pledge Agreement substantially in the form attached hereto as Exhibit F (the “Pledge Agreement”);

   (8)           A Stock Purchase Agreement substantially in the form attached hereto as Exhibit G (the “Stock Purchase Agreement”); and

   (9)           The Opinion Letter substantially in the form attached hereto as Exhibit H.

5.      Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Securities at the Closing is subject to the fulfillment, on or prior to each Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)      Representations and Warranties. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)      Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities.

(c)      Legal Requirements.  At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Securities shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(d)      Purchase Price.  The Investor shall have delivered to the Company the Note and Warrant Purchase Price in respect of the Securities.

6.      Limitations on Shares Issued as Payment of Interest or Principal or on Conversion of Note or Exercise of Warrants.  If at any time after a Closing, the Investor shall receive (or shall attempt to convert the Note into)  shares of the Company’s Common Stock in payment of interest or principal or on conversion of the Note, or the Investor, shall exercise or attempt to exercise the Warrant, so that the Investor would hold by virtue of such action or receipt of shares of Common Stock under or pursuant to conversion of the Note or exercise of the Warrant a number of shares exceeding 9.99% of the number of shares of the Company’s Common Stock outstanding on such date (the “9.99% Cap”), the Company shall not be obligated and shall not issue to the Investor shares of its Common Stock which would exceed the 9.99% Cap.

7.      Expenses; Affirmative and Negative Covenants of the Company.

(a)      Expenses. The Company, without regard to whether any Closing is effectuated, will pay the reasonable transaction and legal expenses of the Investor’s Counsel incurred in this transaction, subject to an aggregate cap of $15,000.00, which the parties acknowledge has been deducted from the Purchase Price for the Securities; provided, however, that in the event the Company or the Investor elects not to effect a Closing for any reason, the Company shall pay such expenses to the Investor in cash.  Except as provided in the immediately preceding sentence, the Company and the Investor shall be responsible for paying such party’s own fees and expenses (including legal expenses) incurred in connection with the preparation and negotiation of this Agreement and the closing of the transactions contemplated hereby.

(b)      Affirmative Covenants of the Company. Until all of the Company’s obligations hereunder and the Note are paid and performed in full, or within the timeframes set forth below, the Company shall comply with the following affirmative covenants:

(i)      The Company will maintain and preserve in full force and effect its existence as a corporation and comply with all reporting requirements of Rule 144, the Securities Act, and the Exchange Act.

(ii)      The Company shall comply in all material respects with all laws and regulations applicable to its business.

(iii)      Within four business days following the date of this Agreement, the Company shall file a current report on Form 8-K describing the terms of the transactions contemplated by this Agreement, the Note, the Warrant and the Transaction Documents in the form required by the Exchange Act and attaching the material transaction documents as exhibits to such filing.

(iv)      The Company shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental entity or any other person) as may be reasonably required by the Investor or desirable to carry out or to perform the provisions of this Agreement or the Transaction Documents.

(v)      The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note and exercise of the Warrant (the “Share Reserve”). If at any time the Share Reserve is insufficient to effect the full conversion of the Note and/or the full exercise of the Warrant, the Company shall increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within thirty days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(vi)     The Company shall promptly and in a timely fashion perform and honor all demands, notices, requests and obligations that exist or may arise under this Agreement or the other Transaction Documents.

(vii)    The Company shall furnish to the Investor so long as the Investor owns shares of Common Stock, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) if not available on the SEC’s EDGAR system, a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

(viii)    The Company’s Common Stock shall be listed or quoted for trading on any of (a) the American Stock Exchange, (b) New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, or (e) the Nasdaq OTC Bulletin Board. The Company shall promptly secure the listing of all of the Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of the Transaction Documents.

(ix)       The Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(x)       The Company agrees to permit the Investor to participate in registrations of the Company’s securities for the Company’s own account (i.e., piggyback registrations) (which registration may include shares registered for the benefit of others in addition to those registered for the Company’s own account) and the shares of Common Stock issuable upon conversion of the Note or exercise of the Warrant shall be deemed “registrable securities” or otherwise entitled to piggyback registration rights.  If at any time prior to (i) the repayment in full of the Note, or (ii) the Expiration Date (as defined in the Warrant) of the Warrant, the Company files any registration statement under the Securities Act covering the offer and sale of the Company’s securities, the Company shall give written notice to the Investor at least sixty (60) days prior to the declaration of effectiveness of such registration statement by the SEC and shall offer, in such written notice, to include in such registration (and any related qualifications including compliance with applicable state securities laws) and in any underwriting involved therein, the Company’s securities issued to the Investor upon conversion of the Note or exercise of the Warrant.  To the extent the registration involves an underwriting, the Company shall so advise the Investor and the Investor’s right to participate in such registration shall be conditioned upon the Investor’s participation in the underwriting and inclusion of securities in the underwriting.

(xi)      In the event the Company, in violation of the covenants contained herein, ever ceases to be a reporting company for purposes of the Exchange Act for any period of time, then the Company, for so long as Rule 144 of the Securities Act is not available to the Investor as an exemption from registration, shall cause any of its shareholders who at such time are in possession of Common Stock tradable under Section 3(a)(10) of the Securities Act (“3(a)(10) Shares”) to cease to sell such such 3(a)(10) Shares.

(xii)     The foregoing affirmative covenants and agreements shall survive the Closings.

(c)      Negative Covenants of the Company. From and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full, the Company shall not:

(i)       Incur any new indebtedness for borrowed money without the prior written consent of the Investor; provided, however the Company may incur obligations under trade payables in the ordinary course of business consistent with past practice without the consent of the Investor.

(ii)      Grant or permit any security interest (or other lien or other encumbrance) in or on any of its assets.

(iii)      Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (as defined in the Securities Act) of the Company, or amend or modify any agreement related to any of the foregoing, except on terms that are no less favorable, in any material respect, than those obtainable from any Person who is not an Affiliate of the Company.

8.      Miscellaneous.

(a)      Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the Investor.  Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under the Transaction Documents at the time outstanding (including the Note and the Warrant) and each future holder of all such securities.

(b)      Governing Law; Venue. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to the conflicts of law provisions of the State of Illinois or of any other state.  With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Illinois (or in the event of exclusive federal jurisdiction, the United States District Court Northern District of Illinois).

(c)      Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)      Successors and Assigns. Subject to the restrictions on transfer described in Sections 8(e) and 8(f) below, the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)      Registration, Transfer and Replacement of the Securities. The Securities issuable under this Agreement shall be registered on the books and records of the Company.  The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Securities.  Prior to presentation of the Securities for registration of transfer, the Company shall treat the person or entity in whose name the Securities are registered as the owner and holder of the Securities for all purposes whatsoever, whether or not the Securities shall be overdue, and the Company shall not be affected by notice to the contrary.  Subject to any restrictions on or conditions to transfer set forth in the Note, the holder of the Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such person or persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of the Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of the Note and dated the date to which interest shall have been paid on the Note or, if no interest shall have yet been so paid, dated the date of the Note.

(f)      Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor, which consent may be withheld at the sole discretion of the Investor; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, the Investor shall not unreasonably withhold, condition or delay such consent.

(g)      Advice of Counsel. In connection with the preparation of this Agreement and all other Transaction Documents, each of the Company, its shareholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Agreement and all of the other Transaction Agreements acted as legal counsel to Investor only.  Each of the Company, its shareholders, officers, agents, and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Transaction Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

(h)      Agent Liability.  Investor acknowledges and agrees that Dominick & Dominick LLC assumes no responsibility or liability of any nature for the accuracy, adequacy or completeness of any information provided to the Investor concerning the Company, nor does Dominick & Dominick LLC make any representation or warranty of any nature regarding the Company or its current and future viability. Dominick & Dominick LLC is deemed to be a third party beneficiary of this Agreement for the limited purpose of this Subsection 8(h).

(i)      No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

(j)      Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement between the Company and the Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k)      Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed, emailed or delivered to each party as follows:  (i) if to the Investor, at the Investor’s address set forth below, or at such other address as the Investor shall have furnished the Company in writing, or (ii) if to the Company, at the Company’s address set forth below, or at such other address as the Company shall have furnished to the Investor in writing.  All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed or sent by electronic mail, upon confirmation of receipt.

If to the Company:

Helix Wind, Corp.
c/o Ian Gardner
1848 Commercial Street
San Diego, California  92113

With a copy to (which shall not constitute notice):

David Lubin & Associates, PLLC
5 North Village Avenue
Rockville Centre, NY 11570

If to the Investor:

St. George Investments, LLC
Attn: John M. Fife
303 East Wacker Drive, Suite 301
Chicago, Illinois  60601

with a copy to (which shall not constitute notice):

Bennett Tueller Johnson & Deere, P.C.
Attn: Jonathan K. Hansen
3165 East Millrock Drive, Suite 500
Salt Lake City, Utah 84121

(l)      Severability of this Agreement. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted by law and the balance of this Agreement shall remain in full force and effect.

(m)      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.  Facsimile and email copies of signed signature pages will be deemed binding originals.

(n)      Indemnification, Release and Waiver.  The Company and the Other Parties acknowledge and agree as follows: (i) the Note and Warrant Purchase Price, so long as it is in the Trust Account, is the sole property of the Investor; (ii) the Investor’s Counsel and Jonathan K. Hansen (a) owe fiduciary and other duties to the Investor arising from their relationship of legal counsel to the Investor, (b) shall at all times act under the sole direction of the Investor as it pertains to the handling of the Note and Warrant Purchase Price, (c) are not acting in the capacity of escrow agent, trustee or other similar arrangement, and (d) do not owe any duties of any kind to the Company or the Other Parties, whether arising by law or by contract; (iii) the Company and the Other Parties shall indemnify, defend and hold harmless, to the fullest extent permitted by law, the Investor’s Counsel and Jonathan K. Hansen for any and all action or failure to act in any particular way as it relates to the handling and/or disbursement of the Note and Warrant Purchase Price; (iv) the Company and the Other Parties release and waive any and all claims against the Investor’s Counsel and Jonathan K. Hansen which may arise in any way in connection with the Trust Account or the Note and Warrant Purchase Price; and (v) the Company and the Other Parties shall, in the event of a breach of any duty under any of the Transaction Documents, pursue any claims or remedies solely against one or more of the Parties or the Other Parties.

 [Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

Exhibits
Exhibit A – Note
Exhibit B – Warrant
Exhibit C – Board Action
Exhibit D – Confession
Exhibit E – Transfer Agent Instruction
Exhibit F – Pledge Agreement
Exhibit G – Stock Purchase Agreement
Exhibit H – The Opinion Letter

THE COMPANY:
HELIX WIND, CORP.,
a Nevada corporation
By: /s/ Ian Gardner
Name: Ian Gardner
Title: CEO

THE INVESTOR:

ST. GEORGE INVESTMENTS, LLC,
an Illinois limited liability company

By: /.s/ John Fife
John Fife, Manager

ACKNOWLEDGED AND AGREED:

By:  /s/ Ian Gardner
Ian Gardner, an individual

BLUEWATER PARTNERS, S.A.

By:  /s/  Myron Gushlak
Name:  Myron Gushlak
Its:   Managing Director